SUBSIDIARY GUARANTY

In consideration of the loan from certain lenders (each individually and collectively “Lender”) to Aria International Holdings, Inc., a Nevada corporation (“Borrower”), under the First Amended Note and Warrant Purchase Agreement dated as of September 9, 2009 (as the same may be amended, modified or supplemented from time to time, the “Purchase Agreement”; capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Purchase Agreement), each of Aria International Incorporated, and TriCord Hurricane Products, Inc., each a wholly owned subsidiary of Borrower (each individually and collectively “Guarantor”), unconditionally and irrevocably guarantees (i) payment of all amounts Borrower owes Lender under the Purchase Agreement and (ii) Borrower’s performance of the Purchase Agreement and any other instruments, documents or agreements, as amended from time to time, now or hereafter evidencing the amounts owed by Borrower to Lender. The Purchase Agreement, together with the Notes (as defined in the Purchase Agreement) and any and all amendments and modifications thereof, are individually referred to as a “Loan Document” and collectively referred to as the “Loan Documents.”

1.    If Borrower does not perform its obligations under the Loan Documents, Guarantor will immediately pay all amounts due (including, without limitation, all principal, interest and fees) and satisfy all of Borrower’s obligations under the Loan Documents.

2.         These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action). Guarantor waives benefit of any statute of limitations affecting their liability.

3.         Lender may, without notice to Guarantor and without affecting Guarantor’s obligations under this Guaranty: (i) renew, extend or otherwise change the terms of the Loan Documents; (ii) take security for the payment of this Guaranty or the Loan Documents; (iii) exchange, enforce, waive and release any security; and (iv) apply the security and direct its sale as Lender, in their discretion, choose.

4.	Guarantor waives:
a)

Any right to require Lender to: (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it have against Borrower or any security Borrower holds (including the right to foreclose by judicial or non-judicial sale) without affecting Guarantor’s liability.

b)	Any defenses from disability or other defense of Borrower or from the cessation of Borrower’s liabilities.
c)	Any setoff, defense or counterclaim against Lender.
d)

Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations to Lender have been paid, Guarantor have no right of subrogation or reimbursement or subrogation or other rights against Borrower.

e)	Any right to enforce any remedy that Lender have against Borrower.
f)	Any rights to participate in any security held by Lender.

g)

Any demands for performance, notices of nonperformance or of new or additional indebtedness. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition. Unless Guarantor requests particular information, Lender have no duty to provide information to Guarantor.

For clarity, Guarantor unconditionally waives (a) notice of any of the matters referred to in Section 4 hereof and (b) any demand, proof or notice of any claim or demand of Lender pursuant to the Loan Documents or of default by Lender in keeping, observing or performing any other covenant, condition or agreement required of them with respect to the Loan Documents. Guarantor specifically and expressly waives the provisions of Chapter 26 of the North Carolina General Statutes specifically and expressly including General Statute Section 26-7.

5.         Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Lender elect to proceed against any real property security of Borrower (if any) by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Lender’s election to pursue non-judicial foreclosure.

6.         If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization or similar relief under the United States Bankruptcy Code, or if a petition is filed against Borrower and/or any obligation under the Loan Documents is terminated or rejected, or any obligation of Borrower is modified or if Borrower’s obligations are avoided, Guarantor’s liability will not be affected and its liability will continue. If Lender must return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor, this Guaranty will remain effective or be reinstated.

7.         Guarantor subordinates any indebtedness of Borrower it hold to Lender, and Guarantor will collect, enforce and receive payments as Lender’s trustee and will pay Lender those payments without reducing or affecting Guarantor’s liabilities under this Guaranty.

8.         Guarantor will pay Lender’s reasonable attorneys’ fees and other costs and expenses incurred enforcing this Guaranty. Except as otherwise provided herein, this Guaranty may not be waived, revoked or amended without Lender’s prior written consent. If any provision of this Guaranty is unenforceable, all other provisions remain effective. This Guaranty represents the entire agreement among the parties about this Guaranty. No prior dealings, no usage of trade and no parol or extrinsic evidence may supplement or vary this Guaranty. Lender may assign this Guaranty. This Guaranty benefits Lender, its successors and assigns. This Guaranty is in addition to any other guaranties Lender obtain.

9.         Guarantor represents and warrants that: (i) it have taken all action necessary to authorize, execute, deliver and perform this Guaranty; (ii) execution, delivery and performance of this Guaranty does not conflict with any organizational documents or agreements to which any Guarantor is a party; and (iii) this Guaranty is a valid and binding obligation, enforceable against each Guarantor according to its terms.

10.	Guarantor will do all of the following:
a)

Maintain its existence, remain in good standing in state of its incorporation or organization and continue to qualify in each jurisdiction in which the failure to qualify could have a material adverse effect on its financial condition, operations or business. Maintain all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

b)	Comply with all statutes and regulations if non-compliance could adversely affect its financial condition, operations or business.
c)	Execute other instruments and take any action Lender reasonably request to effect the purposes of this Guaranty.

11.       Guarantor may revoke this Guaranty only with regard to future transactions entered into after the expiration of ten (10) business days following Lender’s receipt of the Guarantor’s revocation as to future transactions. Notice of such revocation as to future transactions shall be sent by registered mail, return receipt requested, to each Lender at the respective Lender’s address as specified in the Purchase Agreement, and receipt shall be evidenced by a writing signed by a duly authorized officer of such Lender.

12.       This Guaranty will be construed and enforced under the laws of the State of North Carolina without respect to the principles of the choice of law or the conflicts of laws. No amendment or modification hereof will be effective except in a writing executed by Borrower, the Guarantor and the Lender. THE GUARANTOR WAIVES THEIR RIGHT TO A JURY TRIAL OF ANY ACTION ARISING OUT OF THIS GUARANTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER CLAIMS. Guarantor submit to the exclusive jurisdiction of the State and Federal courts in Raleigh, North Carolina.

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IN WITNESS WHEREOF, the parties have cause this Guaranty to be duly executed by its duly authorized officers as of the date first stated above.

GUARANTOR:

ARIA INTERNATIONAL INCORPORATED

By: /s/ Michael A. Crosby
Name:	Mr. Michael A. Crosby
Title:	CEO

TRICORD HURRICANE PRODUCTS, INC.

By: /s/ Michael A. Crosby
Name:	Mr. Michael A. Crosby
Title:	CEO